EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 22, 2007 relating to the consolidated financial statements of Elixir Gaming Technologies, Inc., formerly known as VendingData Corporation (the “Company”), as of and for the twelve months ended December 31, 2006 included in the Company’s Amendment No. 1 to its Annual Report on Form 10-KSB/A for the year ended December 31, 2006.

/S/ BDO Kendalls Audit & Assurance (VIC)
(Formerly Horwath Melbourne)

Melbourne, Australia
November 12, 2007